HAWKINS, DELAFIELD & WOOD
                         67 WALL STREET, NEW YORK 10005





                                 March 25, 1999


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297



            Re: First Investors New York Insured Tax Free Fund, Inc.

Gentlemen:

            We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors New York Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.


                                          Very truly yours,

                                          /s/ Hawkins, Delafield & Wood

                                          Hawkins, Delafield & Wood